UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2015

Commission File Number: 000-53462

VNUE, INC.
(Exact name of registrant as specified in charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

98-054-3851
(IRS Employer Identification Number)

104 West 29th Street 11th Floor New York, NY 10001

(Address of principal executive offices)

3209 Utah Ave S, Seattle, Washington 98134

(Address of old executive offices)

857-777-6190
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 – Entry into a Material Definitive Agreement

PROMOTION AGREEMENT WITH BOOKINGENTERTAINMENT.COM

On September 14, 2015, VNUE, Inc., (the “Company”) entered into a Promotion Agreement with BookingEntertainment.com. BookingEntertainment.com, founded in1996, has built thousands of relationships with artists, entertainment venues and other industry professionals, while delivering turn-key fully produced live concerts worldwide for almost 20 years.

The Promotion Agreement is effective September 10, 2015 and has a term of One (1) Year, during which BookingEntertainment.com will secure contracts with Thirty (30) live music venues.

Under the terms of the Promotion Agreement, VNUE shall pay BookingEntertainment.com Two Thousand Five Hundred Dollars ($2,500.00) for each One (1) Year contract secured per venue and Five Thousand Dollars ($5,000,00) for each Two (2) Year contract secured per venue, with payment due to the Promoter within Thirty (30) Days from the date on which each such contract is countersigned.

The Promotion Agreement also compensates BookingEntertainment.com through the issuance of VNUE common stock under a series of performance benchmarks outlined in Section 2. Under such performance benchmarks, BookingEntertainment.com will earn a total of Three Million (3,000,000) shares of VNUE common stock for securing contracts with the Thirty (30) live music venues. In addition, if Ten (10) of those venues sign contracts before January 16, 2016, BookingEntertainment.com shall receive a bonus of Three Hundred Thousand (300,000) shares of VNUE common stock.

A copy of the Promotion Agreement is attached hereto as Exhibit 10.1. The description of the Promotion Agreement herein is qualified by the terms of the full text of the agreement attached hereto and the terms thereof are incorporated herein by reference.

ADVISORY AGREEMENT WITH STEVE EINZIG

On September 14, 2015, VNUE, Inc., (the “Company”) entered into An Advisory Agreement with Steve Einzig, the Founder, President and CEO of BookingEntertainment.com.

The Advisory Agreement is effective September 10, 2015 and has a term of One (1) Year, during which Mr. Einzig will work directly with the Directors and Officers of VNUE on a strategic level, while leveraging his skills, expertise, experience and abilities in the music and entertainment business.

Under the terms of the Advisory Agreement, VNUE will compensate Mr. Einzig in the amount of Fifty Thousand Dollars ($50,000.00) worth of VNUE common stock as payment in full for services rendered during the Term. The number of VNUE common stock shares awarded to Mr. Einzig shall be determined by using the closing price published by OTCMarkets.com on the final trading day during the Term of the Agreement.

A copy of the Advisory Agreement is attached hereto as Exhibit 10.2. The description of the Advisory Agreement herein is qualified by the terms of the full text of the agreement attached hereto and the terms thereof are incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits:

10.01 – Promotion Agreement with BookingEntertainment.com dated September 10, 2015.

10.02-- Advisory Agreement with Steve Einzig dated September 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2015	VNUE, INC.

	By:	/s/Matthew Carona
Matthew Carona
CEO